                   AMENDED AND RESTATED SUBADVISORY AGREEMENT


      This Amended and Restated Subadvisory Agreement, dated June 11, 2008 (the "Agreement"), by and between RiverSource Investments, LLC, a Minnesota limited liability company ("RiverSource"), and Threadneedle International Limited, a company organized under the laws of England and Wales ("TINTL").

      WHEREAS, the parties hereto wish to amend and restate that certain Subadvisory Agreement, dated July 10, 2004, by and between TINTL and RiverSource (as successor to Ameriprise Financial, Inc. (f/k/a American Express Financial Corporation) pursuant to that certain Consent Agreement, dated as of March 1, 2006, between RiverSource and TINTL).

      WHEREAS, each of the funds listed in Schedule 1 (each, a "Fund" and collectively, the "Funds") is a series of an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

      WHEREAS, RiverSource has entered into an Investment Management Services Agreement (the "Advisory Agreement") with the Funds pursuant to which RiverSource provides investment advisory services to the Funds.

      WHEREAS, RiverSource and the Funds desire to retain TINTL to provide investment advisory services to the Funds, and TINTL is willing to render such investment advisory services.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.    TINTL's Duties.

      (a) Portfolio Management. Subject to supervision by RiverSource and the Funds' Boards of Directors (the "Board"), TINTL shall manage the composition of that portion of assets of the Funds which is allocated to TINTL from time to time by RiverSource (which portion may include any or all of the Funds' assets), including the purchase, retention, and disposition thereof, in accordance with the Funds' investment objectives, policies, and restrictions, and subject to the following understandings:

            (i) Investment Decisions. TINTL shall determine from time to time what investments and securities will be purchased, retained, or sold with respect to that portion of the Funds allocated to it by RiverSource, and what portion of such assets will be invested or held uninvested as cash. TINTL is prohibited from consulting with other subadvisers, if any, of the Funds concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of Rule 12d3-1(a) or (b) under the 1940 Act. TINTL will not be responsible for voting proxies issued by companies held in the Funds although RiverSource may consult with TINTL from time to time regarding the voting of proxies of securities owned by the Funds. TINTL will not be responsible for filing claims in class action settlements related to securities currently or previously held by that portion of the Funds allocated to it by RiverSource.

            (ii) Investment Limits and Requirements. In the performance of its duties and obligations under this Agreement, TINTL shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in (a) each Fund's Prospectus and Statement of Additional Information ("SAI");
                  (b) instructions and directions of RiverSource and of the Board; (c) requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, as applicable to the Funds, and all other applicable U.S. federal and state laws and regulations; and (d) the procedures and standards set forth in, or established in accordance with, the Advisory Agreement to the extent communicated to TINTL.

            (iii) Portfolio Transactions.


                  (A) Trading. With respect to the securities and other investments to be purchased or sold for the Funds, TINTL shall place orders with or through such persons, brokers, dealers, or futures commission merchants (including, but not limited to, broker-dealers that are affiliated with RiverSource or TINTL) selected by TINTL; provided, however, that such orders shall be consistent with the brokerage policy set forth in each Fund's Prospectus and SAI, or approved by the Board; conform with U.S. federal securities laws; and be consistent with seeking best execution in accordance with TINTL's Execution Policy, as provided by TINTL to RiverSource from time to time in writing. Within the framework of this policy, TINTL may consider the research, investment information, and other services provided by, and the financial responsibility of, brokers, dealers, or futures commission merchants who may effect, or be a party to, any such transaction or other transactions to which TINTL's other clients may be a party. To the extent permitted by law, and consistent with its obligation to seek best execution, TINTL may execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that TINTL determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services received, viewed in terms of either that particular transaction or TINTL's overall responsibilities with respect to the Funds and other clients for which it acts as subadviser.

                  (B) Aggregation of Trades. On occasions when TINTL deems the purchase or sale of a security or futures contract to be in the best interest of one or more Funds as well as other clients of TINTL, TINTL, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased with those of its other clients and/or clients of its affiliated companies. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by TINTL in the manner TINTL considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients. RiverSource acknowledges that in some circumstances the aggregation of trades may operate to the advantage or disadvantage of the Funds.

            (iv) Records and Reports. TINTL shall (a) maintain such books and records required under the 1940 Act as shall be agreed upon from time to time by the parties hereto in writing, (b) render to the Board such periodic and special reports as the Board or RiverSource may reasonably request, and (c) meet with any persons at the request of RiverSource or the Board for the purpose of reviewing TINTL's performance under this Agreement at reasonable times and upon reasonable advance written notice.

            (v) Transaction Reports. TINTL shall provide the applicable custodian for each Fund on each business day with information relating to all transactions concerning such Fund's assets and shall provide RiverSource with such information upon RiverSource's request.

      (b) Maintenance of Records. TINTL shall timely furnish to RiverSource all information relating to TINTL's services hereunder that are needed by RiverSource to maintain the books and records of the Funds required under the 1940 Act. Such request shall specify which documents are required by RiverSource for this purpose. TINTL shall maintain for the Funds the records required by paragraphs (b)(5),
            (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940
            Act and any additional records as agreed upon by TINTL and RiverSource. TINTL agrees that all records that it maintains for the Funds are the property of the Funds and TINTL will surrender promptly to the Funds any of such records upon any Fund's request; provided, however, that TINTL may retain a copy of such records. TINTL further agrees to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

      (c) Non-Public Information. TINTL will protect the confidentiality of any non-public information provided to it by RiverSource or any of the Funds and will comply with RiverSource's policy concerning the disclosure of portfolio holdings information.

2. RiverSource's Duties. RiverSource shall continue to have responsibility for all other services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review TINTL's performance of its duties under this Agreement. For the avoidance of doubt TINTL shall have no responsibility for any non-core investment advisory activities including, without limitation, pricing, fund accounting services, or the offer or sale, redemption or exchange of shares in the Funds. RiverSource shall also retain direct portfolio management responsibility with respect to any assets of the Funds which are not allocated by it to the portfolio management of TINTL as provided in paragraph 1(a) hereof. RiverSource will inform TINTL of any restrictions regarding markets in which transactions for the Funds may be effected.

3. Documents Provided to TINTL. RiverSource has delivered or will deliver to TINTL current copies and supplements thereto of each of the Prospectuses and SAIs pertaining to the Funds. RiverSource will provide to TINTL for review drafts of all future amendments and supplements that may affect the performance of TINTL's duties under this Agreement, and will promptly deliver to TINTL final copies of all future amendments and supplements.

4. Compensation of TINTL. For the services provided and the expenses assumed pursuant to this Agreement, RiverSource will pay to TINTL, effective from the date of this Agreement, a fee which shall be accrued daily and paid monthly, on or before the last business day of the next succeeding calendar month, at the annual rates as a percentage of each Fund's average daily net assets set forth in the attached Schedule 1, which Schedule can be modified by written agreement of RiverSource and TINTL from time to time to reflect changes in annual rates, subject to appropriate approvals required by the 1940 Act, if any. The rates set forth in Schedule 1 are subject to adjustment based on the performance of each Fund as provided therein. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

5. Liability of TINTL. TINTL agrees to perform faithfully the services required to be rendered to the Funds under this Agreement, but nothing herein contained shall make TINTL or any of its officers, partners, or employees liable for any loss sustained by the Funds or its officers, directors, or shareholders, or any other person on account of the services which TINTL may render or fail to render under this Agreement; provided, however, that nothing herein shall protect TINTL against liability to the Funds or to any of its shareholders, to which TINTL would otherwise be subject, by reason of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect TINTL from any liabilities which it may have under the Securities Act of 1933, as amended (the "1933 Act"), the Investment Advisers Act of 1940 (the "Advisers Act"), or the 1940 Act.

6. Delegation. TINTL may delegate any of its functions under this Agreement to an affiliate on prior written notice to RiverSource. Upon any such delegation TINTL will remain liable for the acts and omissions of the delegate.

7. Representations of TINTL Under U.S. Law. TINTL represents and warrants as follows:


      (a) TINTL (i) is registered as an investment advisor under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable U.S. federal or state requirements, or the applicable requirements of any U.S. regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify RiverSource of the occurrence of any event that would disqualify TINTL from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

      (b) TINTL has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide RiverSource with a copy of the code of ethics, together with evidence of its adoption. Within 45 days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of TINTL shall certify to RiverSource that TINTL has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of TINTL's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of RiverSource, TINTL shall permit RiverSource, its employees, or its agents to examine the reports required to be made to TINTL by Rule 17j-1(c)(1) and all other records relevant to TINTL's code of ethics.

      (c) TINTL has provided RiverSource with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to RiverSource at least annually.

      (d) TINTL will promptly notify RiverSource of any changes in the controlling shareholder(s) or in the key personnel who are either the portfolio manager(s) responsible for the Funds or senior management of TINTL, or if there is otherwise an actual or expected change in control or management of TINTL.

8. Representations of RiverSource. RiverSource represents and warrants as follows:


      RiverSource (i) is registered as an investment advisor under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable U.S. federal or state requirements, or the applicable requirements of any U.S. regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify TINTL of the occurrence of any event that would disqualify RiverSource from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

9.    Regulation and Customer Status Under UK Law; COBS Rules.


      (a) Pursuant to Rule 3.14R of the New Conduct of Business Rules (the "COBS Rules") of the Financial Services Authority ("FSA"), TINTL hereby classifies RiverSource as a PROFESSIONAL CLIENT (as defined in the COBS Rules) in relation to the services to be provided under this Agreement.

      (b) TINTL is authorized and regulated in the UK by the FSA, and nothing in this Agreement shall exclude or restrict any duty or liability which TINTL owes to RiverSource arising under the Financial Services and Markets Act 2000 ("FSMA") or any rules of the FSA, including the COBS Rules.

      (c) The statements, disclosures and other provisions required under the COBS Rules set forth in Exhibit A and the Bundled Brokerage Arrangements set forth in Appendix 2 may be updated by TINTL from time to time with written notice to RiverSource, provided that if there is a material change to Exhibit A or Appendix 2, such changes will only be made with the consent of the parties hereto, such consent not to be unreasonably withheld.

      (d) The Board will exercise all voting rights conferred on the owners of securities held by the Funds.

10.   Potential Conflicts of Interest and Disclosures.


      (a) TINTL and any Associate may effect transactions in which TINTL or Associate or another client of TINTL or Associate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with TINTL's duty to the Funds. As used in this Agreement, "Associate" shall mean a company or other person connected to TINTL, including TINTL's ultimate holding company and any company which is at the relevant time a direct or indirect subsidiary of that ultimate holding company. Neither TINTL nor any Associate shall be liable to account to the Funds for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will TINTL's fees, unless otherwise provided, be abated by reason of any such profit, commission or remuneration.

      (b) TINTL will seek to ensure that such transactions are effected on terms which are not materially less favourable to the Funds than if the potential conflict had not existed.

11. In accordance with the FSA Rules, TINTL has a written conflicts of interest policy that sets out how actual or potential conflicts of interest affecting TINTL's business may be identified and provides details of how these conflicts are managed. A summary of TINTL's conflicts of interest policy is available upon request. TINTL will disclose, as required, any such conflicts in its ADV.

      (a) TINTL will normally act as the agent of the Funds, who will therefore be bound by its actions under the Agreement. Nevertheless, none of the services to be provided hereunder nor any other matter shall give rise to any fiduciary or equitable duties which would prevent or hinder TINTL, or any Associate, in transactions with or for the Funds, including programme trades, from acting as both market-maker and broker, principal or agent, dealing with other Associates and other customers, and generally effecting transactions as provided above, except as otherwise provided by applicable U.S. law and regulations or by policies adopted by the Funds.


12.   Duration and Termination.


      (a) Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years from the date written above only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the members of the Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (ii) by the Board as a whole or by a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

      (b) Notwithstanding the foregoing, this Agreement may be terminated at any time, either in whole or in part, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on 60 days' written notice to TINTL. This Agreement may also be terminated, without the payment of any penalty, by RiverSource upon 60 days' written notice to TINTL. TINTL may terminate this Agreement at any time, without payment of any penalty, on 60 days' written notice to RiverSource. This Agreement shall terminate automatically in the event that (i) it is assigned (as defined in the 1940 Act),
            (ii) the Advisory Agreement is terminated, (iii) either RiverSource or TINTL ceases to be registered with the SEC as an investment adviser, or (iv) a competent regulatory authority orders termination.

13. TINTL's Services Are Not Exclusive. Nothing in this Agreement shall limit or restrict the right of any of TINTL's partners, officers, or employees who may also be a director, officer, or employee of any Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict TINTL's right to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

14. Notices. Any notice under this Agreement must be given in writing as provided below or to another address as either party may designate in writing to the other.

            TINTL:           Head of US Distribution
                             Threadneedle International Limited
                             60 St Mary Axe
                             London EC3A 8JQ
                             United Kingdom
                             Attn: Head of Legal
                             Fax: +44(0)20 7464 5050

                             with a copy to:

                             Mark Cooper
                             Head of Legal Department
                             Threadneedle International Limited
                             60 St Mary Axe
                             London EC3A 8JQ
                             United Kingdom


            RiverSource:     Amy K. Johnson
                             Vice President, Operations and Compliance
                             Ameriprise Financial, Inc.
                             1767 Ameriprise Financial Center
                             Minneapolis, MN 55474
                             Fax: 612-671-7039

                             with a copy to:

                             Christopher O. Petersen
                             Vice President and Group Counsel
                             Ameriprise Financial, Inc.
                             50606 Ameriprise Financial Center
                             Minneapolis, MN 55474
                             Fax: 612-671-3767

15. Amendments. This Agreement may be amended by mutual consent, subject to approval by the Board and the Funds' shareholders to the extent required by the 1940 Act.

16. Assignment. No assignment (as defined in the 1940 Act) shall be made by TINTL without the prior written consent of the Funds (and, if required by law, the Funds' shareholders) and RiverSource. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers, or employees of RiverSource except as may be provided to the contrary in the 1940 Act or the rules and regulations thereunder.

17. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof, or any applicable provisions of the 1940 Act. To the extent that the laws of the State of Minnesota, or any of the provision of this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

18. Entire Agreement. This Agreement and the documents referred to herein, which are intended to be incorporated by way of reference, embody the entire agreement and understanding among the parties hereto, and supersede all prior agreements and understandings relating to the subject matter hereof.

19. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

20. Interpretation. Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision in the 1940 Act and to interpretation thereof, if any, by the federal courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

21. Authorization. Each of the parties represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action by such party and when so executed and delivered, this Agreement will be the valid and binding obligation of such party in accordance with its terms.

22. Reliance. TINTL may rely and act on any written instruction or communication that purports to have been given (and that TINTL reasonably believes to have been given) by RiverSource. TINTL will not be liable for any loss arising from its acting on such an instruction. RiverSource shall be responsible for providing TINTL with a list of those individuals authorized to issue instructions to TINTL.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


RiverSource Investments, LLC                                     Threadneedle International Limited


By:                  /s/ William F. Truscott                      By:                    /s/ Philip Reed
             -----------------------------------------                       -----------------------------------------
                            Signature                                                       Signature


Name:                  William F. Truscott                        Name:                    Philip Reed
             -----------------------------------------                       -----------------------------------------
                             Printed                                                         Printed


Title:       President and Chief Investment Officer               Title:                     Director
             -----------------------------------------                       -----------------------------------------

                                   SCHEDULE 1



                                                                 ASSETS UNDER MANAGEMENT
                                        --------------------------------------------------------------------------
                                             $0-150          NEXT $500        NEXT $500           THEREAFTER
                                            MILLION           MILLION          MILLION
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
                FUNDS                         bps               bps              bps                 bps
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle Emerging Markets Fund             45               40                35                  30
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle Variable Portfolio -
Emerging Markets Fund                          45               40                35                  30
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle European Equity Fund              35               30                25                  20
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle Global Equity Fund                35               30                25                  20
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle International
Opportunity Fund                               35               30                25                  20
--------------------------------------- ----------------- ---------------- ----------------- ---------------------
Threadneedle Variable Portfolio -
International Opportunity Fund                 35               30                25                  20
--------------------------------------- ----------------- ---------------- ----------------- ---------------------

                                                      ASSETS UNDER MANAGEMENT
--------------------------------------- ----------------------------------------------------
                                             $0-250          NEXT $250        THEREAFTER
                                            MILLION           MILLION
--------------------------------------- ----------------- ---------------- -----------------
                FUNDS                         bps               bps              bps
--------------------------------------- ----------------- ---------------- -----------------
Threadneedle Global Extended Alpha
Fund                                           70               65                60
--------------------------------------- ----------------- ---------------- -----------------
Threadneedle Global Equity Income Fund         45               40                35
--------------------------------------- ----------------- ---------------- -----------------

The rates shown above apply to the corresponding portion of the respective portfolio. For example, if the average daily net assets for the Threadneedle Emerging Markets Fund for a given month are $650 million, then the applicable rates shall be 45 bps on $150 million and 40 bps on the remaining $500 million.


PERFORMANCE FEE ADJUSTMENT

      1. The fees payable to TINTL by RiverSource shall be subject to adjustment as set out below.

      2. For each Fund listed below in Column A, the amount of the adjustment to the fees payable to TINTL, whether positive or negative, shall be equal to one-half (1/2) of the performance incentive adjustment ("PIA") made to the investment management fee that RiverSource is entitled to under the terms of the Advisory Agreement. For each Fund listed below in Column B, the amount of the adjustment to the fees payable to TINTL, whether positive or negative, shall be equal to all of the PIA made to the investment management fee that RiverSource is entitled to under the terms of the Advisory Agreement.

COLUMN A                                    COLUMN B
(TINTL PAID ONE-HALF OF PIA)                (TINTL PAID ALL OF PIA)
------------------------------------------- -------------------------------------
Threadneedle Emerging Markets Fund          Threadneedle Global Extended Alpha
                                            Fund
------------------------------------------- -------------------------------------
Threadneedle Variable Portfolio -           Threadneedle Global Equity Income
Emerging Markets Fund                       Fund
------------------------------------------- -------------------------------------
Threadneedle European Equity Fund
------------------------------------------- -------------------------------------
Threadneedle Global Equity Fund
------------------------------------------- -------------------------------------
Threadneedle International Opportunity
Fund
------------------------------------------- -------------------------------------
Threadneedle Variable Portfolio -
International Opportunity Fund
------------------------------------------- -------------------------------------

3. For each Fund listed in the table below (consistent with the table in the Advisory Agreement), the PIA will be determined monthly and will be based on the percentage difference over a rolling 12-month period between the performance of one Class A share of the Fund and the change in the PIA benchmark index that appears in the prospectus for the Fund (Index). The performance difference determines the exact adjustment rate. The adjustment rate, computed to five decimal places, is determined in accordance with the table below, and is applied against the average daily net assets for the applicable 12-month rolling period.

                            THREADNEEDLE EMERGING MARKETS FUND
                  THREADNEEDLE VARIABLE PORTFOLIO - EMERGING MARKETS FUND
                             THREADNEEDLE EUROPEAN EQUITY FUND
                              THREADNEEDLE GLOBAL EQUITY FUND
                          THREADNEEDLE GLOBAL EQUITY INCOME FUND
                        THREADNEEDLE INTERNATIONAL OPPORTUNITY FUND
             THREADNEEDLE VARIABLE PORTFOLIO - INTERNATIONAL OPPORTUNITY FUND
-----------------------------------------------------------------------------------------------
     PERFORMANCE                                ADJUSTMENT RATE
     DIFFERENCE
--------------------- -------------------------------------------------------------------------
   0.00% - 0.50%      0
--------------------- -------------------------------------------------------------------------
   0.50% - 1.00%      6 basis points times the performance difference in excess
                      of 0.50% times 100 (maximum of 3 basis points if a 1%
                      performance difference) [6bps x (PD -- 0.50%) x 100]
--------------------- -------------------------------------------------------------------------
   1.00% - 2.00%      3 basis points, plus 3 basis points times the performance
                      difference in excess of 1.00% times 100 (maximum 6 basis
                      points if a 2% performance difference) [3bps + 3bps(PD -- 1.00%) x 100]
--------------------- -------------------------------------------------------------------------
   2.00% - 4.00%      6 basis points, plus 2 basis points times the performance
                      difference in excess of 2.00% times 100 (maximum 10 basis
                      points if a 4% performance difference) [6 bps + 2bps(PD -- 2.00%) x 100]
--------------------- -------------------------------------------------------------------------
   4.00% - 6.00%      10 basis points, plus 1 basis point times the performance
                      difference in excess of 4.00% times 100 (maximum 12 basis
                      points if a 6% performance difference) [10 bps + 1bp(PD -- 4.00%) x 100]
--------------------- -------------------------------------------------------------------------
   6.00% or more      12 basis points
--------------------- -------------------------------------------------------------------------

      For example, if the performance return of one Class A share of the Fund is 5.38% and the Index performance is 3.00%, so that the performance difference is 2.38%, the adjustment rate is 0.000676 [0.0006 (6 basis points) plus 0.0002 (2 basis points) x 0.0038 (the 0.38% performance difference in excess of 2.00%, or 2.38% - 2.00%) x 100]. Rounded to five decimal places, the adjustment rate is 0.00068.

      Fees payable to TINTL will be adjusted up or down in an amount equal to either: (i) for Threadneedle Global Equity Income Fund, the full amount determined by applying the adjustment rate to the amounts payable under the Advisory Agreement or (ii) for Threadneedle Emerging Markets Fund, Threadneedle Variable Portfolio - Emerging Markets Fund, Threadneedle European Equity Fund, Threadneedle Global Equity Fund, Threadneedle International Opportunity Fund, and Threadneedle Variable Portfolio - International Opportunity Fund, one-half of the amount determined by applying the adjustment rate to the amount payable under the Advisory Agreement.

      The 12-month comparison period rolls over with each succeeding month, so that it always equals 12-months, ending with the month for which the performance adjustment is being computed.

      TRANSITION PERIOD
      The performance incentive adjustment will not be calculated for the first 6 months from the inception of a Fund. After 6 full calendar months, the PIA will be determined using the average assets and performance difference over the first 6 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 12 full calendar months, the full rolling 12-month period will take effect.


4. For Threadneedle Global Extended Alpha Fund, the PIA will be determined monthly and will be based on the annualized percentage difference over a rolling 36-month period between the performance of one Class A share of the Threadneedle Global Extended Alpha Fund and the change in the PIA benchmark index that appears in the prospectus for the Threadneedle Global Extended Alpha Fund (Index). The performance difference determines the exact adjustment rate. The adjustment rate, computed to five decimal places, is determined in accordance with the table below, and is applied against the average daily net assets for the applicable 36-month rolling period.

                         THREADNEEDLE GLOBAL EXTENDED ALPHA FUND
-------------------------------------------------------------------------------------------
     PERFORMANCE                                ADJUSTMENT RATE
     DIFFERENCE
--------------------- ---------------------------------------------------------------------
   0.00% - 1.00%      0
--------------------- ---------------------------------------------------------------------
   1.00% - 6.00%      10 basis points times the performance difference in excess of 1.00% times 100 (maximum of 50 basis points if a 6%
                      performance difference) [10bps x (PD -- 1.00%) x 100]
--------------------- ---------------------------------------------------------------------
   6.00% or more      50 basis points
--------------------- ---------------------------------------------------------------------

      For example, if the performance return of one Class A share of the Fund is 5.38% and the Index performance is 3.00%, so that the performance difference is 2.38%, the adjustment rate is 0.00138 [0.0010 (10 basis points) x 0.0138 (the 1.38% performance difference in excess of 1.00%, or 2.38% - 1.00%) x 100]. Rounded to five decimal places, the adjustment rate is 0.00138.

      Fees payable to TINTL will be adjusted up or down in an amount equal to the full amount determined by applying the adjustment rate to the amounts currently payable under the Advisory Agreement.

         TRANSITION PERIOD
         The PIA will not be calculated for the first 24 months from the inception of the Fund. After 24 full calendar months, the performance fee adjustment will be determined using the average assets and performance difference over the first 24 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 36 full calendar months, the full rolling 36-month period will take effect.

                                    EXHIBIT A

TINTL and RiverSource hereby agree that the following COBS Rules required statements, disclosures and other provisions form an attachment to the Agreement. Terms used but not defined herein shall have the meaning set forth in the COBS Rules.

I.     Appointment of TINTL
       RiverSource appoints TINTL and TINTL accepts such appointment to determine in its discretion, but consistent with the Funds' investment objectives and policies and subject to the supervision and approval of RiverSource and of the Board, which securities (including both domestic and foreign securities) shall be purchased, held or sold and to execute or cause the execution of purchase and sell orders.

       The investment objective of each Fund is intended only as an indication of a level of performance that TINTL will aim to achieve. It should not be construed as a warranty or assurance that TINTL will be able to achieve any particular level of performance or that TINTL will take any steps beyond the exercise of its normal investment judgment or process with a view to doing so. In particular, TINTL does not accept liability in the event that any investment objectives are not achieved, and RiverSource acknowledges that there is a material statistical risk that the investment objectives will not be met.

II.    Incorporation of Prospectus and Statement of Additional Information
       The Prospectuses and Statements of Additional Information for the Funds are hereby incorporated and shall be seen as forming part of this Attachment.

III.   Portfolio Transactions and Commissions/Relevant Arrangements
       TINTL is responsible for seeing that the Funds' securities transactions are effected, for choosing the executing firms, and for determining the brokerage commissions to be paid to such firms in a manner and in accordance with the procedures and standards as set forth in, or as established in accordance with, the Advisory Agreement between the investment manager and the Funds. With regard to these executions, TINTL shall seek to secure best execution, defined as the best net results for the Funds, taking into consideration such factors as price, commission, dealer spread, size of order, difficulty of execution, operational facilities of the executing firm involved, that firm's risk in positioning a block of securities and the overall benefits of supplemental investment research provided by such firm.

       To the extent that any such securities transactions may be effected for the Funds with or through the agency of a person who provides such services under any relevant arrangement, such transactions shall be effected so as to seek to secure for the Funds best execution of the transactions disregarding any benefit which might inure directly or indirectly from the services or benefits provided under that arrangement, since such arrangements will relate solely to transactions in markets and on exchanges where commission rates are fixed.

IV.    Investment

      A. In currency transactions a movement of the exchange rate may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on the investment.

      B. Services provided by TINTL may relate to Investments Not Readily Realisable. When such securities are not readily realisable; there can be no certainty that market makers will be prepared to deal in them, nor may they have proper information for determining their current value.

      C. The Funds may invest in units in Collective Investment Schemes which, for the purposes of COBS Rules, are Unregulated Collective Investment Schemes.

      D. The Funds may not acquire or dispose of units in a Collective Investment Scheme either operated or advised by TINTL or by an Associate of TINTL.

      E. The Funds may not contain securities of which an issue or offer for sale was underwritten, managed or arranged by TINTL during the preceding twelve months. The Funds may, however, contain securities of which an issue or offer for sale was underwritten, managed or arranged by an Associate of TINTL during the preceding twelve months.

      F. Subject to the extent permitted or not prohibited by any applicable law and subject to procedures established by the Funds' Board and RiverSource of which TINTL is given notice, TINTL may effect transactions on behalf of the Funds with an Associate. In all Portfolio transactions so effected by TINTL, TINTL could be deemed by COBS Rules either to be effecting a transaction in which TINTL has a direct or indirect material interest, or a transaction which may involve a conflict with TINTL's duty to the Funds.

      G. TINTL may not commit the Funds to an obligation to underwrite any issue or offer for the sale of securities, but under certain securities laws the Funds may be deemed to be an underwriter where it purchases securities directly from the issuer and later resells them.

      H. TINTL may effect transactions in derivatives for direct investment and efficient portfolio management purposes, including contingent liability investment transactions, and may settle or close out such transactions, and deposit the Funds' assets, in accordance with the Prospectus and SAI.

      I. Until RiverSource notifies TINTL otherwise, TINTL shall be permitted to effect transactions in derivative instruments to the extent permitted by the Funds' Prospectuses and Statements of Additional Information. By entering into this Agreement, RiverSource acknowledges that it has read and understood the risk warnings in Appendix 1. RiverSource acknowledges that TINTL may send additional or updated risk warnings to RiverSource from time to time.

      J. RiverSource shall inform TINTL of any restrictions regarding the markets in which transactions may be effected.

V.       Administration

      A. TINTL shall not, under any circumstance, act as custodian or trustee for the Funds, nor hold money, nor be the registered holder of the Funds' registered investments nor be the custodian of documents or other evidence of title.

      B. Either Ameriprise Trust Company, an Associate of TINTL, or JPMorgan Chase Bank, National Association, acts as Custodian with respect to each Fund. Ameriprise Trust Company has a subcustodial agreement with The Bank of New York, an entity not an Associate of TINTL.

         RiverSource, an Associate of both TINTL and Ameriprise Trust Company, may procure that investments, documents of title, certificates evidencing title to investments and other property belonging to the Funds may be lent to a third party in accordance with a resolution of the Board but that money may not be borrowed on any Fund's behalf against the investments documents, certificates or property hereinabove mentioned.

         TINTL accepts no responsibility for the default of any such Custodian so appointed by the Board. The Board shall exercise all voting rights conferred on the owners of the securities in the Fund.

      C. TINTL shall furnish to RiverSource monthly written reports on the valuation of the Funds, including both securities and cash and showing all investments, receipts, disbursements and other transactions involving the Funds during the accounting period and also showing the assets of the Funds held at the end of the period and their market values. Such reports do not include any measurement of performance.

      D. TINTL has in operation a written procedure for the effective consideration and proper handling of complaints. Any complaint by, or on behalf of, the Funds should be sent in writing to:

         Threadneedle International Limited
         60 St. Mary Axe
         London, United Kingdom EC3A 8JQ

         For the attention of Compliance Director

VI.    Termination
       Termination shall be without prejudice to the completion of transactions initiated prior to such termination, said transactions being completed according to their terms. Termination shall occur in accordance with procedures established in the Subadvisory Agreement.

VII. Investment Management Fees
       Pursuant to the COBS Rules regarding the supplement and abatement of fees, TINTL hereby acknowledges that for the performance of services contemplated by the Subadvisory Agreement, it shall receive only the compensation set out in the Subadvisory Agreement. Such compensation shall be payable in accordance with the agreed provisions regarding compensation to TINTL.

       In circumstances where TINTL effects a transaction on behalf of the Funds with an Associate, that Associate may receive commissions; such commissions, however, would not supplement or abate TINTL's above-mentioned agreed compensation.

VIII.  Miscellaneous
       Calls: Under the terms of the Subadvisory Agreement TINTL has the right for itself, its representatives, or its employees to make calls to RiverSource at appropriate times, with the caller identifying himself/herself at the start of the conversation.

                                   APPENDIX 1
         RISK WARNINGS: NOTICE IN RELATION TO DESIGNATED INVESTMENTS AND
                                ASSOCIATED RISKS

This notice is provided to you as a professional client in compliance with the rules of the Financial Services Authority (FSA).

This notice contains information about Designated Investments (as defined in the FSA rules), including guidance on and warning of the risks associated with those Designated Investments. It has been provided to you so that you are able to understand the nature and the risks of the service and the specific type of Designated Investment being offered and, consequently, take investment decisions on an informed basis.

This notice cannot disclose all the risks and other significant aspects of Designated Investments. You should not deal in these products unless you understand their nature and the extent of your exposure to risk and potential loss. You should also be satisfied that the Designated Investment is suitable for you in light of your circumstances and financial position. Certain strategies, such as a 'spread' position or a 'straddle', may be risky as a simple 'long' or 'short' position.

If a Designated Investment is composed of two or more different Designated Investments or services the associated risks are likely to be greater than the risks with any of the components.

1. SHARES

A share is an instrument representing a shareholder's rights in a company. Shares may be issued in bearer or registered form and may be certified or non-certified. One share represents a fraction of the company's share capital. Dividend payments and an increase in the value of the security are both possible, although not guaranteed. The shareholder has financial and ownership rights that are determined by law and the issuing company's articles of association. Unless otherwise provided, transfers of bearer shares do not entail any informalities. However, transfers of registered shares are often subject to limitations.

Dealing with shares may involve risks including but not limited to the following:

1. Company risk: a share purchaser does not lend funds to the company, but becomes a co-owner of the corporation. He or she thus participates in its development as well as in chances for profits and losses, which makes it difficult to forecast the precise yield on such an investment. An extreme case would be if the company went bankrupt, thereby wiping out the total sums invested.

2. Price risk: share prices may undergo unforeseeable price fluctuations causing risks of loss. Price increases and decreases in the short, medium, and long term alternate without it being possible to determine the duration of those cycles. General market risk must be distinguished from the specific risk attached to the company itself. Both risks, jointly or in aggregate, influence share prices.

3. Dividend risk: the price per share mainly depends on the issuing company's earnings and on its dividend policy. In case of low profits or losses, divided payments may be reduced or not made at all.

Penny Shares: Threadneedle may invest on your behalf in penny shares and you should therefore be aware that there is an extra risk of losing money when shares are bought in some smaller companies. There may be a big difference between the buying and selling price of these shares. If such penny shares have to be sold immediately, you may get back much less than you paid for them. The price may change quickly and it may go down as well as up.

2. BONDS

Bonds are negotiable debt instruments issued in bearer or registered form by a company or a government body to creditors and whose par value at issuance represents a fraction of the total amount of debt. The duration of the debt as well as the terms and conditions of repayment are determined in advance. Unless stipulated otherwise, the bond is repaid either at the maturity date, by means of annual payments, or at different rates determined by drawing lots. The interest payments on bonds may be either: (i) fixed for the entire duration; or
(ii) variable and often linked to reference rates (e.g. FIBOR or LIBOR). The purchaser of a bond (the creditor) has a claim against the issuer (the debtor).

Dealing in bonds may involve risks including but not limited to the following:

1. Insolvency risk: the issuer may become temporarily or permanently insolvent, resulting in its incapacity to repay the interest or redeem the bond. The solvency of an issuer may change due to one or more of a range of factors including the issuing company, the issuer's economic sector and/or the political and economic status of the countries concerned. The deterioration of the issuer's solvency will influence the price of the securities that it issues.

2. Interest rate risk: uncertainty concerning interest rate movements means that purchasers of fixed-rate securities carry the risk of fall in the prices of the securities if the interest rates rise. The longer the duration of the loan and the lower the interest rate, the higher a bond's sensitivity to a raise in market rates.

3. Credit risk: the value of a bond will fall in the event of a default or reduced credit rating of the issuer. Generally, the higher the relative rate of interest (that is, relative to the interest rate on a risk-free security of similar maturity and interest rate structure), the higher the perceived credit risk of the issuer.

4. Early redemption risk: the issuer of a bond may include a provision allowing early redemption of the bond if market interest rates fall. Such early redemption may result in a charge to the expected yield.

5. Risks specific to bonds redeemable by drawing: bonds redeemable by drawing have a maturity that is difficult to determine, so unexpected changes in the yield on these bonds may occur.

6. Risks specific to certain types of bond: Additional risks may be associated with certain types of bond, for example floating rate notes, reverse floating rate notes, zero coupon bonds, foreign currency bonds, convertible bonds, reversible convertible notes, indexed bonds, and subordinated bonds. For such bonds, the issuance prospectus may contain further detail of additional risks. In addition, in the case of subordinated bonds, if the issuer becomes bankrupt, certain bonds will only be redeemed after repayment of all higher ranked creditors and as such there is a risk that you will not be reimbursed. In the case of reverse convertible notes, there is a risk that you will not be entirely reimbursed, but you will receive an amount equivalent to the underlying securities at maturity.

3. WARRANTS

A warrant is a time-limited right to subscribe for shares, debentures, loan stock or government securities and is exercisable against the original issuer of the underlying securities. A relatively small movement in the price of the underlying securities results in a disproportionately large movement, unfavourable or favourable, in the price of the warrant. The prices of warrants can therefore be volatile. It is essential for anyone who is considering purchasing warrants to understand that the right to subscribe that a warrant confers is invariably limited in time with the consequence that if the investor fails to exercise this right within the predetermined time-scale then the investment becomes worthless. You should not buy a warrant unless you are prepared to sustain a total loss of the money you have invested plus any commission or other transaction charges. Some other instruments are also called warrants but are actually options (for example, a right to acquire securities that is exercisable against someone other than the original issuer of the securities, often called a "covered warrant").

4. OFF-EXCHANGE WARRANTS

Transactions in off-exchange warrants may involve greater risk than dealing in exchange-traded warrants because there is no exchange market through which to liquidate your position, or to assess the value of the warrant or the exposure to risk. Bid and offer prices need not be quoted, and even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price is.

5. DERIVATIVES

Your portfolio may include exchange-traded and over-the-counter futures, options, indices, swaps, contracts for differences and other derivative instruments as part of its investment policy. The low initial margin deposits normally required to establish a position in such instruments permit a high degree of leverage. These instruments are highly volatile and expose investors to a high risk of loss. As a result, depending on the type of instrument, a relatively small movement in the price of a contract may result in a profit or a loss that is high in proportion to the amount of funds actually placed as initial margin and may result in unquantifiable further loss exceeding any margin deposited. The value of certain derivative instruments (such as credit default swaps) may also be linked to the creditworthiness of the issuers or underlying assets of such derivatives.

Further detail on certain derivative instruments is included below.

5.1 FUTURES

Transactions in futures involve the obligation to make, or to take, delivery of the underlying asset of the contract at a future date, or in some cases to settle the position with cash. They carry a high degree of risk. The "gearing" or "leverage" often obtainable in futures trading means that a small deposit or down payment can lead to large losses as well as gains. It also means that a relatively small movement can lead to a proportionately much larger movement in the value of your investment, and this can work against you as well as for you. futures transactions have a contingent liability, and you should be aware of the implications of this, in particular the margining requirements, which are set out in Section 8.

5.2 OPTIONS

An option is a financial derivative that represents a contract sold by one party (the one writing the option) to another (the one buying the option). The buyer has the right, but not the obligation, to buy or sell a security or other financial assets at an agreed-upon price during a certain period of time or on a specific date.

There are many different types of options, with different characteristics, subject to the following conditions:

BUYING OPTIONS: buying options involves less risk than selling options because, if the price of the underlying asset moves against you, you can simply allow the option to lapse. The maximum loss is limited to the premium, plus any commission or other transaction charges. However, if you buy a call option on a futures contract and you later exercise the option, you will acquire the future. This will expose you to the risks described under "Futures" and "Contingent Liability Investment Transactions".

WRITING OPTIONS: if you write an option, the risk involved is considerably greater than buying options. You may be liable for margin to maintain your position and a loss may be sustained well in excess of the premium received. By writing an option, you accept a legal obligation to purchase or sell the underlying asset if the option is exercised against you, however far the market price has moved away from the exercise price. If you already own the underlying asset that you have contracted to sell (when the options will be known as "covered call options") the risk is reduced. If you do not own the underlying asset ("uncovered call options") the risk can be unlimited. Only experienced persons should contemplate writing uncovered options, and then only after securing full details of the applicable conditions and potential risk exposure.

TRADITIONAL OPTIONS: certain London Stock Exchange member firms under special exchange rules write a particular type of option called a "traditional option". These may involve greater risk than other options. Two-way prices are not usually quoted and there is no exchange market on which to close out an open position or to affect an equal and opposite transaction to reverse an open position. It may be difficult to assess its value or for the seller of such an option to manage his exposure to risk.

Certain options markets operate on a margined basis, under which buyers do not pay the full premium on their option at the time they purchase it. In this situation you may subsequently be called upon to pay margin on the option up to the level of your premium. If you fail to do so as required, your position may be closed or liquidated in the same way as a futures position.

5.3 CONTRACTS FOR DIFFERENCES

Futures and options contracts can also be referred to as contracts for differences. These can be options and futures on the FTSE 100 index or any other index, as well as currency and interest rate swaps. However, unlike other futures and options, these contracts can only be settled in cash. Investing in a Contract for Differences carries the same risks as investing in a future or an option and you should be aware of these as set out in Sections 5.1 and 5.2 respectively. Transactions in Contracts for Differences may also have a contingent liability and you should be aware of the implications of this as set out in Section 9.

5.4 SECURITISED DERIVATIVES

These instruments may give a time-limited or an absolute right to acquire or sell one or more types of investment, which is normally exercisable against someone other than the issuer of that investment. Alternatively, they may give you rights under a contract for differences that allow for speculation on fluctuation in the value of the property of any description or an index, such as the FTSE 100 index. In both cases, the investment or property may be referred to as the "underlying investment".

These instruments often involve a high degree of gearing or leverage, so that a relatively small movement in the price of the underlying investment results in a much larger movement, unfavourable or favourable, in the price of the instrument. The price of these instruments can therefore be volatile.

These instruments have a limited life, and may (unless there is some form of guaranteed return to the amount that you are investing in the product) expire worthless if the underlying instrument does not perform as expected.

You should only buy this product if you are prepared to sustain a total or substantial loss of the money that you have invested plus any commission or other transactional charges. You should consider carefully whether or not this product is suitable for you in light of your circumstances and financial position, and if in any doubt please seek professional advice.

5.5 OFF-EXCHANGE TRANSACTIONS IN DERIVATIVES

It may not always be apparent whether or not a particular derivative is arranged on exchange or in an off-exchange derivative transaction.

While some off-exchange markets are highly liquid, transactions in off-exchange or "non transferable" derivatives may involve greater risk than investing in on-exchange derivatives because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid prices and offer prices need not be quoted, and, even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what a fair price is.

6. MONEY MARKET INSTRUMENTS

Short-term money market instruments, such as US Treasury bills, commercial paper, certificates of deposit, and repurchase agreements are not insured or guaranteed and by investing in such instruments you may lose some or all of your principal. Such instruments are also subject to interest rate, spread and credit risks (the value of the money market instrument will fall in the event of a default or reduced credit rating of the issuer).

7. FOREIGN MARKETS

Foreign markets will involve different risks from the UK markets. In some cases the risks will be greater. The potential for profit or loss from transactions on foreign markets or in foreign denominated contracts will be affected by fluctuations in foreign exchange rates.

Investments in emerging markets are exposed to additional risks, including accelerated inflation, exchange rate fluctuations, adverse repatriation laws and fiscal measures, and macroeconomic and political distress.

8. EXCHANGE RATE RISK

A movement in exchange rates may affect, unfavourably as well as favourably, any gain or loss on an investment.

9. CONTINGENT LIABILITY TRANSACTIONS

A contingent liability transaction is a transaction under the terms of which you will or may be liable to make further payments (other than charges) when the transaction falls to be completed or upon the earlier closing out of your position. These payments may or may not be secured by an amount in money (or represented by securities) deposited with a counterparty or a broker as a provision against loss on transactions made on account (a MARGIN).

Contingent liability investment transactions for which a Margin is deposited (in other words, which are MARGINED) require you to make a series of payments against the purchase price, instead of paying the whole purchase price immediately.

If you trade in futures, contracts for differences or sell options you may sustain a total loss of the Margin you deposit with Threadneedle to establish or maintain a position. If the market moves against you, you may be called upon to pay a substantial additional Margin at short notice to maintain the position. If you fail to do so within the time requires, your position may be liquidated at a loss and you will be responsible for the resulting deficit.

Even if a transaction is not Margined, it may still carry an obligation to make further payments in certain circumstances over and above any amount paid when you entered the contract. Save as specifically provided by the FSA, Threadneedle may only carry out Margined or contingent liability transactions with, or for you, if they are traded on or under the rules of a UK or non-UK exchange that is recognised by the FSA as suitable for use by UK investors (a RECOGNISED OR DESIGNATED INVESTMENT EXCHANGE). Contingent liability transactions that are not so traded may expose you to substantially greater risk.

10. LIMITED LIABILITY TRANSACTIONS

The amount you can lose in limited liability transactions will be less than in other margined transactions, which have no predetermined loss limit. Nevertheless, even though the extent of loss will be subject to the agreed limit, you may sustain the loss in a relatively short time. Your loss may be limited, but the risk of sustaining a total loss to the amount agreed is substantial.

11. COLLATERAL

If you deposit collateral as security with Threadneedle, the way in which it will be treated will vary according to the type of transaction and where it is traded. There could be significant differences in the treatment of your collateral, depending on whether you are trading on a Recognised or Designated Investment Exchange, with the rules of that exchange (and the associated clearing house) applying, or trading off-exchange. Deposited collateral may lose its identity as your property once dealings on your behalf are undertaken. Even if your dealings should ultimately prove profitable, you may not get back the same assets that you deposited, and may have to accept payment in cash. You should ascertain from Threadneedle how your collateral will be dealt with.

12. COMMISSIONS

Before you begin to trade, you should obtain details of all commissions and other charges for which you will be liable. If any charges are not expressed in money terms (but, for example, as a percentage of contract value), you should obtain a clear and written explanation, including appropriate examples, to establish what such charges are likely to mean in specific money terms. In the case of futures, when commission is charged as a percentage, it will normally be as a percentage of the total contract value, and not simply as a percentage of your initial payment.

13. NON READILY REALISABLE INVESTMENTS

Where the Designated Investments include any investments that are: (i) government or public securities; or (ii) securities other than those that are or will be admitted to official listing in an EEA state or that are or will be regularly traded on or under the rules of a regulated market or other exchange, there is no certainty that market makers will be prepared to deal in such investments and adequate information for determining the current value of such investments may be unavailable.

Real property and securities of entities dealing in real property may not always be readily saleable and their value can be a matter of opinion.

14. SECURITIES THAT MAY BE SUBJECT TO STABILISATION

Stabilisation enables the market price of a security to be maintained artificially during the period when a new issue of securities is sold to the public. Stabilisation may affect not only the price of the new issue but also the price of other securities relating to it.

The FSA allows stabilisation in order to help counter the fact that, when a new issue comes onto the market for the first time, the price can sometimes drop for a time before buyers are found.

Stabilisation is carried out by a "stabilisation manager" (normally the firm chiefly responsible for bringing a new issue to market). As long as the stabilisation manager follows a strict set of rules, it is entitled to buy back shares that were previously sold to investors or allotted to institutions that have decided not to keep the shares. The effect of this may be to keep the price at a higher level than it would otherwise be during the period of stabilisation.

The stabilisation rules: (1) limit the period when a stabilisation manager may stabilise a new issue; (2) fix the price at which it may stabilise (in the case of shares and warrants but not bonds); and (3) require it to disclose that it may stabilise but not that it is actually doing so.

The fact that a new issue or a related security is being stabilised should not be taken as any indication of the level of interest from investors, nor of the price at which they are prepared to buy the securities.


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15. INVESTMENTS IN COLLECTIVE INVESTMENT SCHEMES

Where the Designated Investments include collective investment schemes, you should be aware of the potential exposure to the asset classes of underlying collective investment schemes in the context of all their investments. In respect of any services provided by Threadneedle relating to units in a regulated collective investment scheme, you may have no right to cancel any such transaction under the FSA rules.

16. SUSPENSIONS OF TRADING

Under certain trading conditions it may be difficult or impossible to liquidate a position. This may occur, for example, at times of rapid price movement if the price rises or falls in one trading session to such an extent that under the rules of the relevant exchange trading is suspended or restricted. Placing a stop-loss order will not necessarily limit your losses to the intended amounts, because market conditions may make it impossible to execute such an order at the stipulated price.

17. CLEARING HOUSE PROTECTIONS

On many exchanges, the performance of a transaction by Threadneedle (or a third party with whom Threadneedle is dealing on your behalf) is "guaranteed" by the exchange or clearing house. However, this guarantee is unlikely in most circumstances to cover you, and may not protect you if Threadneedle or another party defaults on its obligations to you. On request, your firm must explain any protection provided to you under the clearing guarantee applicable to any on-exchange derivatives in which you are dealing. There is no clearing house for traditional options, nor normally for off-exchange instruments that are not traded under the rules of a Recognised or Designated Investment Exchange.

18. INSOLVENCY

Threadneedle's insolvency or default, or that of any other brokers involved with your transaction, may lead to positions being liquidated or closed out without your consent. In certain circumstances you may not get back the actual assets that you lodged as collateral and you may have to accept any available payments in cash.

19. UNSOLICITED REAL TIME COMMUNICATIONS

In the interests of the proper management and administration of the Funds, Threadneedle or its delegates, agents or employees may call upon you by telephone or visit or otherwise communicate with you without express invitation. The circumstances, if any, in which those communications may be made will be as agreed between the parties from time to time.

20. PACKAGED PRODUCTS

Threadneedle may effect transactions in packaged products.

21. OVERSEAS BUSINESS

Threadneedle may conduct investment business from an office outside the UK or may make an introduction or arrangements or give advice on investments with a view to overseas brokers or other third parties conducting investment business with you from an office outside the UK. Where this is the case, you should note that in some or all respects the regulatory system applying, including any compensation arrangements, may be different from that of the UK.


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22. GENERAL

The value of investments and the income from them is not guaranteed and may fluctuate and the value of the funds at any time may be more or less than the initial value.

The market for some investments may be made by less than three independent market makers.

In-house funds may be subject to charges and expenses that are not made uniformly throughout the life of the investment.

You should also take note of and understand the risk factors included in the Prospectus for each Fund.

By signing this Agreement, you acknowledge that you have read, understood and accepted the risk warnings set out above.



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                                   APPENDIX 2

                      TINTL BUNDLED BROKERAGE ARRANGEMENTS

TINTL may effect transactions or arrange for the effecting of transactions through brokers with whom it has "bundled brokerage" arrangements. The benefits provided under such arrangements will assist TINTL in the provision of investment services to RiverSource. Specifically, TINTL may agree that a broker shall be paid a commission in excess of the amount another broker would have charged for effecting such transaction so long as, in the good faith judgement of TINTL, the amount of the commission is reasonable in relation to the value of the brokerage and other services received or paid for by such broker. Such services, which may take the form of research or execution-related services, may be used by TINTL in connection with transactions in which RiverSource will not participate.